UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2007

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA 94080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 624-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 31, 2007, the Board of Directors of Rigel Pharmaceuticals, Inc. ratified fiscal 2007 base salaries for the named executive officers. The Compensation Committee of the Board of Directors annually evaluates the performance and determines the compensation of the Company’s officers based on the Compensation Committee’s assessment of the individual’s performance, corporate performance, and relative compensation for competitive positions in similar-sized, publicly-traded biopharmaceutical companies in Northern California. The 2007 base salaries for the named executive officers are listed in Exhibit 10.35 and are incorporated herein by reference. These salaries may be changed at any time at the discretion of the Compensation Committee. Each of the named executive officers is employed “at will”.

Also on January 31, 2007, the Board of Directors approved the 2007 Cash Incentive Plan. The 2007 Cash Incentive Plan is attached as Exhibit 10.36 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 31, 2007, the Board of Directors approved an amendment and restatement of Rigel’s Amended and Restated Bylaws (the “Bylaws”).

Majority Voting for Directors

Article IV, Section 15 of the Bylaws is amended to change the vote standard for the election of directors from a plurality to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast. In addition, if a nominee who already serves as a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee, or such other committee designated by the Board of Directors, will make a recommendation to the Board of Directors as to whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days of the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board of Director’s decision. If the failure of a nominee to be elected at the annual meeting results in a vacancy on the Board of Directors, that vacancy can be filled by action of the Board of Directors.

Actions Taken By Means of Electronic Transmission

Article IV, Section 21(e) and (f) of the Bylaws provide that members of the Board of Directors may waive notice of a meeting of the Board of Directors by means of written waiver delivered either before or after the meeting. Each of these clauses has been amended to provide that notice of a meeting of the Board of Directors also may be waived by means of electronic transmission. In addition, Article IV, Section 23 of the Bylaws has been amended to provide that actions taken without a meeting pursuant to a written consent of all of the members of the Board of Directors, as currently permitted by the Bylaws, may also be consented to by means of electronic transmission.

Uncertificated Shares

Article VII, Sections 34 and 36 of the Bylaws have been amended to allow for the issuance of uncertificated shares. By being able to issue uncertificated shares, Rigel may now participate in the Direct Registration System (“DRS”), which is currently administered by The Depository Trust Company.

The DRS allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

The foregoing summary of the changes is qualified in its entirety by the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws
10.35	2007 Base Salaries for Named Executive Officers.
10.36	2007 Cash Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.

Dated: February 2, 2007

By:	/s/ Dolly A. Vance
Dolly A. Vance
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws
10.35	2007 Base Salaries for Named Executive Officers.
10.36	2007 Cash Incentive Compensation Plan.